COPELCO CAPITAL RECEIVABLES LLC

 $185,926,071  -  6.50728% Class A-1 Lease-Backed Notes, Series 2000-A
 $139,444,553  -  one-month LIBOR Class A-2a Lease-Backed Notes, Series 2000-A
 $255,648,348  -  7.12% Class A-3 Lease-Backed Notes, Series 2000-A
 $237,055,741  -  7.22% Class A-4 Lease-Backed Notes, Series 2000-A
 $ 18,592,607  -  7.30% Class B Lease-Backed Notes, Series 2000-A
 $ 18,592,607  -  7.39% Class C Lease-Backed Notes, Series 2000-A
 $ 27,888,911  -  7.87% Class D Lease-Backed Notes, Series 2000-A


                                                              April 14, 2000


                             UNDERWRITING AGREEMENT

FIRST UNION SECURITIES, INC.
One First Union Capital Markets Corp., TW 9
Charlotte, North Carolina 28288-0610,
as Representative for the Underwriters


Ladies and Gentlemen:

     Copelco Capital Receivables LLC, a limited liability company organized and existing under the laws of Delaware (the "Issuer") and Copelco Capital, Inc., a corporation organized and existing under the laws of Delaware ("Copelco"), hereby agree with you as follows:

     Section 1. ISSUANCE AND SALE OF NOTES. The Issuer has authorized the issuance of $185,926,071 (the "Class A-1 Initial Principal Amount") of 6.50728% Class A-1 Lease-Backed Notes, Series 2000-A (the "Class A-1 Notes"); $139,444,553 (the "Class A-2a Initial Principal Amount") of one-month LIBOR Class A-2a Lease-Backed Notes, Series 2000-A (the "Class A-2a Notes"); $255,648,348 (the "Class A-3 Initial Principal Amount") of 7.12% Class A-3 Lease-Backed Notes, Series 2000-A (the "Class A-3 Notes"); $237,055,741 (the "Class A-4 Initial Principal Amount," together with the Class A-1 Initial Principal Amount, the Class A-2a Initial Principal Amount and the Class A-3 Initial Principal Amount, the "Class A Initial Principal Amount") of 7.22% Class A-4 Lease-Backed Notes, Series 2000-A (the "Class A-4 Notes, and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"); $18,592,607 (the "Class B Initial Principal Amount") of 7.30% Class B Lease-Backed Notes, Series 2000-A (the "Class B Notes"); $18,592,607 (the "Class C Initial Principal Amount") of 7.39% Class C Lease-Backed Notes, Series 2000-A (the "Class C Notes"); $27,888,911 (the "Class D Initial Principal Amount") of 7.87% Class D Lease-Backed Notes, Series 2000-A (the "Class D Notes"; together with the Class A Notes, the Class B Notes and the Class C Notes, the "Offered Notes"); $139,444,553 (the "Class A-2b Initial Principal Amount") of variable Class A-2b Lease-Backed Notes, Series 2000-A (the "Class A-2b Notes"); $25,564,835 (the "Class E Initial Principal Amount") of 9.820%






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Class E Lease-Backed Notes (the "Class E Notes"); $71,459,924 (the "Class R-1
Initial Principal Amount") of 7.565% Class R-1 Lease Residual-Backed Notes (the "Class R-1 Notes"); and $24,564,349 (the "Class R-2 Initial Principal Amount"; together with the Class A Initial Principal Amount, the Class B Initial Principal Amount, the Class C Initial Principal Amount, the Class D Initial Principal Amount, the Class E Initial Principal Amount and the Class R-1 Initial Principal Amount, the "Initial Principal Amount") of 8.438% Class R-2 Lease Residual-Backed Notes (the "Class R-2 Notes"; together with the Class E Notes, the Class R-1 Notes and the Offered Notes, the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of April 1, 2000 (the "Indenture"), among the Issuer, Copelco and Manufacturers and Traders Trust Company (the "Trustee"). The Notes are more fully described in the Final Prospectus (as defined below), a copy of which the Issuer is furnishing to you. The Notes will evidence secured debt obligations of the Issuer. The assets of the Issuer will include a pool of primarily business equipment and medical equipment lease contracts, including all payments due thereunder (the "Leases") and certain interests in the underlying equipment (the "Equipment"). Capitalized terms used and not defined herein shall have the meanings specified in the Indenture.

     The Offered Notes will be sold by the Issuer to you as underwriters in the amounts set forth on Schedule A hereto.

     The terms which follow, when used in this Underwriting Agreement (the "Agreement"), shall have the meanings indicated:

          "Base Prospectus" means prospectus included in the Registration Statement.

          "Effective Date" means each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective under the Securities Act.

          "Execution Time" means the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" means the Base Prospectus together with any prospectus supplement delivered to purchasers of the Offered Notes at or before the time of confirmation of their purchases.

          "Preliminary Prospectus" means any preliminary prospectus supplement specifically relating to the Offered Notes, together with the Base Prospectus.

          "Registration Statement" means the registration statement
     (No. 333-79903) and any registration statement required to be filed under the Securities Act or rules thereunder, including amendments, incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Issuance Date, shall also mean such registration


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


     statement as so amended.

          "Rule 424" refers to such rule under the Securities Act.

          "Underwriters" means First Union Securities, Inc., Prudential Securities Incorporated, Banc of America Securities LLC and Mellon Financial Markets, LLC.

          "Underwriting Information" has the meaning given to such term in
     Section 8(b) hereof.

     Section 2. PURCHASE AND SALE OF OFFERED NOTES.

     (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties set forth herein, the Underwriters agree to purchase from the Issuer the Class A Initial Principal Amount of the Class A Notes, Class B Initial Principal Amount of the Class B Notes, Class C Initial Principal Amount of the Class C Notes and Class D Initial Principal Amount of the Class D Notes pursuant to the terms of this Agreement on the Issuance Date at the purchase price or prices (the "Purchase Price") set forth on Schedule A attached hereto.

     (b) The obligations of each of the Underwriters hereunder to purchase the respective Offered Notes of each Class shall be several and not joint. Each Underwriter's obligation shall be to purchase the aggregate principal amount of Offered Notes of the related Class as is indicated with respect to each Underwriter on Schedule A attached hereto. The rights of the Issuer, Copelco and the non-defaulting Underwriter shall be as set forth in Section 13 hereof.

     (c) It is understood that the Underwriters propose to offer the Offered Notes for sale to the public in the manner set forth in the Final Prospectus.

     Section 3. DELIVERY AND PAYMENT.

     (a) Delivery of and payment for the Offered Notes to be purchased by the Underwriters shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, at 10:00 A.M., New York time, on April 20, 2000 (the "Issuance Date"). The Offered Notes shall be registered in the names of the Underwriters against payment by the Underwriters of the Purchase Price therefor, to or upon the order of the Issuer by one or more wire transfers in immediately available funds. Following the Effective Date, at the request of the Underwriters, delivery of one or more global notes (the "Global Notes") representing the Offered Notes shall be made to the respective accounts of the Underwriters against delivery to the Trustee of the originally issued Offered Notes (the date of such delivery being hereinafter referred to as the "Exchange Date"). The Global Notes to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Offered Notes will be available under the circumstances described in the Indenture.


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


     Section 4. REPRESENTATIONS AND WARRANTIES.

     (a) The Issuer hereby represents and warrants to, and agrees with, the Underwriters as follows:

          (i) The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement, including the Base Prospectus and form of Prospectus Supplement, on such Form S-3 for the registration under the Securities Act of the Notes. Such Registration Statement has been declared effective. The Issuer may have filed one or more amendments thereto, each of which has previously been furnished to you. The Issuer will file with the Commission either, (A) prior to the effectiveness of such Registration Statement, a further amendment thereto (including the form of Final Prospectus) or, (B) after effectiveness of such Registration Statement, a Final Prospectus in accordance with Rule 424(b). In the case of clause (B), the Issuer will include in such Registration Statement, as amended at the Effective Date, all information required by the Securities Act and the rules thereunder to be included with respect to the Notes and the offering thereof. As filed, such amendment and form of Final Prospectus, or such Final Prospectus, shall include all information required by the Securities Act and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus which has previously been furnished to you) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

          (ii) On the Effective Date, the Registration Statement did or will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Issuance Date, the Final Prospectus will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Final Prospectus, as of its date and on the Issuance Date, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that the Issuer makes no representation or warranty as to the Underwriting Information.

          (iii) This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the

     Issuer enforceable in accordance with its terms, except that the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy.

          (iv) Each of the Indenture and the Assignment and Servicing Agreement dated as of April 1, 2000 by and among Copelco and the Issuer (the "Assignment and Servicing Agreement") has been duly authorized by the Issuer and, when executed and delivered by the Issuer, will constitute the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms.

          (v) The issuance of the Offered Notes has been duly authorized by the Issuer and, when duly and validly executed, authenticated and delivered in accordance with the Indenture and this Agreement, will be the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, and entitled to the benefits of the Indenture.

          (vi) The issue and sale of the Offered Notes and the performance of this Agreement, the Indenture and the Assignment and Servicing Agreement by the Issuer will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of, its certificate of incorporation or any law, governmental rule or regulation, or any judgment, decree or order binding on the Issuer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Issuer is a party or by which it is bound or (B) not result in the creation or imposition of any adverse claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Notes or the consummation by the Issuer of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriters.

          (vii) The Issuer is not, and will not, as of the Issuance Date, be an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (viii) The Indenture, when executed and delivered, will have been duly qualified under the Trust Indenture Act of 1939.

     (b) Copelco hereby represents and warrants to and agrees with the Underwriters as follows:

          (i) This Agreement has been duly authorized, executed and delivered, the Indenture and the Assignment and Servicing Agreement have been duly authorized, and this Agreement constitutes, and when executed and delivered, the Indenture and the Assignment and Servicing Agreement will constitute the legal, valid and binding obligations of Copelco, enforceable in accordance with their respective terms, except that the provisions hereof relating to indemnification of the Underwriters may be subject to limitations of public policy and each of the Indenture and the Assignment and Servicing Agreement conforms in all material respects to the description thereof contained in the Final Prospectus.

          (ii) The performance of this Agreement by Copelco, and the consummation by Copelco of the transactions herein contemplated, will (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of its certificate of incorporation or by-laws or any law, governmental rule or regulation, or any judgment, decree or order binding on Copelco or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which Copelco is a party or by which it is bound or (B) not result in the creation or imposition of any Adverse Claim and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by Copelco of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriters. As used herein, "Adverse Claim" means a lien, pledge, security interest or other charge or encumbrance.

          (iii) Copelco hereby makes and repeats the representations and warranties set forth in Section 2 of the Assignment and Servicing Agreement. Such representations and warranties are incorporated by reference in this Section 4(b), and the Underwriters may rely thereon as if such representations and warranties were fully set forth herein.

          (iv) Copelco represents and warrants it has delivered to the Underwriters complete and correct copies of its balance sheet and statements of income and retained earnings reported by Copelco Capital Inc. and Copelco Financial Services Group, Inc. (the "Copelco Entities") for the year ended December 31, 1999. Except as set forth in or contemplated in the Registration Statement and the Final Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Copelco Entities since December 31, 1999.

          (v) Any taxes, fees and other governmental charges arising from the execution and delivery of this Agreement, the Assignment and Servicing Agreement and the Indenture and in connection with the execution, delivery and issuance of the Offered Notes and with the transfer of the Leases and the Equipment, have been paid or will be paid by the Issuer prior to the Closing Date.


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


          (vi) KPMG Peat Marwick is an independent public accountant with respect to the Copelco Entities and the Issuer within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

          (vii) Each of the Issuer and Copelco represents and warrants to you that there is no pending or threatened action, suit or proceeding against or affecting it in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (i) asserting the invalidity of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Offered Notes, (ii) seeking to prevent the issuance of the Offered Notes or the consummation of any of the transactions contemplated by this Agreement, the Assignment and Servicing Agreement or the Indenture or (iii) seeking any determination or ruling that might materially and adversely affect (A) its performance of its obligations under this Agreement, the Assignment and Servicing Agreement or the Indenture (as applicable) or (B) the validity or enforceability of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Offered Notes.

     (c) Each of the Underwriters severally and not jointly will represent and agree that:

          (i) it has not offered or sold, and, prior to the expiration of six months from the Issuance Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

          (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.

     Section 5. COVENANTS OF THE ISSUER AND COPELCO. The Issuer and Copelco, jointly and severally, hereby covenant and agree with you as follows:

     (a) To use best efforts to cause the Registration Statement, and any amendment thereto, if not effective as of the date hereof, to become effective. The Issuer will file the Final Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such


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timely filing. The Issuer will promptly advise the Underwriters (i) when the
Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of any request by the Commission for any amendment or supplement of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer will not file any amendment of the Registration Statement or supplement to the Final Prospectus to which the Underwriters reasonably object. The Issuer and Copelco will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a Final Prospectus relating to the Offered Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or, if it shall be necessary to supplement such Final Prospectus to comply with the Securities Act or the rules thereunder, the Issuer promptly will prepare and file with the Commission, subject to paragraph
(a) of this Section 5, a supplement which will correct such statement or omission or an amendment which will effect such compliance.

     (c) As soon as practicable, the Issuer will make generally available to the holders of the Offered Notes (the "Offered Noteholders") and to the Underwriters an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

     (d) The Issuer will furnish to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any of the Underwriters or any dealer may be required by the Securities Act, as many copies of each Final Prospectus relating to the Offered Notes and any supplement thereto as the Underwriters may reasonably request.

     (e) Copelco and the Issuer will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions within the United States or as necessary to qualify for DTC and as the Underwriters may designate, will maintain such qualifications in effect so long as required for the completion of the distribution of the Offered Notes; PROVIDED, in connection therewith the Issuer shall not be required to qualify as a foreign corporation doing business in any jurisdiction.

     (f) For so long as the Offered Notes are outstanding, the Issuer and Copelco shall deliver to the Underwriters by first-class mail and as soon as practicable a


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copy of all reports and notices delivered to the Rating Agencies, the Trustee or the Offered Noteholders under the Indenture.

     (g) For so long as the Offered Notes are outstanding, the Issuer and Copelco will furnish to the Underwriters as soon as practicable after filing any other information concerning the Issuer or Copelco filed with any government or regulatory authority which is otherwise publicly available.

     (h) To the extent, if any, that any rating provided with respect to the Notes set forth in Section 6(g) hereof is conditional upon the furnishing of documents reasonably available to the Issuer or Copelco, the Issuer and Copelco shall furnish such documents within any required time period.

     Section 6. CONDITIONS OF UNDERWRITERS' OBLIGATION. The obligations of the Underwriters to purchase and pay for the Offered Notes on the Issuance Date shall be subject to the accuracy in all material respects of the representations and warranties of the Issuer and Copelco herein, in the Assignment and Servicing Agreement and in the Indenture, to the performance by the Issuer and Copelco in all material respects of their obligations hereunder and to the following additional conditions:

     (a) The Issuer and Copelco shall each have delivered a certificate (an "Officer's Certificate"), dated the Issuance Date, signed by its Vice President and its Chief Financial Officer, to the effect that:

          (i) the representations and warranties made by the Issuer or Copelco (as the case may be) in this Agreement, the Indenture and the Assignment and Servicing Agreement are true and correct in all material respects at and as of the date of such Officer's Certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

          (ii) the Issuer or Copelco (as the case may be) has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement, the Indenture and the Assignment and Servicing Agreement at or prior to the date of such Officer's Certificate;

          (iii) nothing has come to such officer's attention that would lead him to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (iv) such officer is not aware of (A) any request of the Commission for further amendment of the Registration Statement or the Final Prospectus for any additional information, (B) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose or (C) any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the threatening of any proceeding for that purpose.


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


     (b) You shall have received from Dilworth Paxon LLP a favorable opinion (subject to customary and usual qualifications) with respect to Copelco and the Issuer, dated the Issuance Date and reasonably satisfactory in form and substance to the Underwriters and their counsel with respect to, or to the effect that: (i) the due formation and qualification of each of the Issuer and Copelco and that the Issuer and Copelco, as applicable, have the corporate power and authority to perform this Agreement, the Assignment and Servicing Agreement, the Indenture and the Placement Agreement (the "Transaction Documents") and the transactions contemplated herein and therein; (ii) the due authorization, execution, delivery and enforceability of this Agreement and the other Transaction Documents as applicable, by the Issuer and Copelco; (iii) each of this Agreement and the other Transaction Documents are the legal, valid and binding obligation of the Issuer and Copelco, as applicable, enforceable against each of them in accordance with its terms (subject to customary exceptions relating to bankruptcy and laws affecting creditors' rights); (iv) the Offered Notes have been duly authorized, executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms (subject to customary exceptions as to bankruptcy and laws affecting creditors' rights) and are entitled to the benefits of the Indenture; (v) the issuance and sale of the Offered Notes by the Issuer, the performance of this Agreement by the Issuer and Copelco and the compliance by the Issuer and Copelco with the terms of the Transaction Documents, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with the organizational documents of the Issuer or Copelco, or any other contracts to which the Issuer or Copelco is a party or by which either of them is bound; (vi) there is no legal or governmental proceeding pending or, to the best of such counsel's knowledge, threatened against the Issuer or Copelco which would have a material adverse effect on the issuance of the Offered Notes; (vii) in the event a court disregarded the intent of the parties and characterized the transfers as a pledge of collateral, the Assignment and Servicing Agreement and accompanying documentation creates a valid security interest in the Leases and the Equipment (or interests therein) under applicable law; (viii) assuming no prior financing statements covering the Leases are in effect based on a review of certain UCC searches, that financing statements covering the Leases and naming (A) the Issuer as secured party and Copelco as debtor and (B) the Issuer as debtor and the Trustee as secured party are being filed in the appropriate filing offices of the State of New Jersey, and assuming that the Trustee has taken possession of the Leases, the Trustee has a first priority perfected security interest in all right, title and interest of Copelco and the Issuer in the Leases; and (ix) on the Issuance Date the Registration Statement is effective, and, that to the best of such counsel's knowledge no stop order suspending the effectiveness of the Registration Statement has been issued or is threatened, and that nothing came to such counsel's attention that leads such counsel to believe that either the Registration Statement or the Final Prospectus (as of the Effective Date or the date of the Final Prospectus) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In rendering such opinion, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of the Issuer or Copelco and public officials and as to matters of state law of jurisdictions other


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than the jurisdictions in which such counsel is admitted to practice, on opinions of local counsel satisfactory to the Underwriters.

     (c) The Underwriters shall have received from Dewey Ballantine LLP, special counsel for the Underwriters, such opinion or opinions, dated the Issuance Date, with respect to the validity of the Offered Notes, the Registration Statement, the Final Prospectus, true sale, nonconsolidation, enforceability of the Transaction Documents and the Notes, certain securities law issues, perfection, federal taxes, and other related matters as the Underwriters may require.

     (d) At the Execution Time and at the Issuance Date, KMPG Peat Marwick shall have furnished to the Underwriters a letter or letters, dated the date of this Agreement and the Issuance Date, respectively, in form and substance satisfactory to the Underwriters.

     (e) The Class A-1 Notes shall have been rated at least "P-1", "F-1+/AAA", and "A-1+", that the Class A-2a Notes shall have been rated "P-1", "F-1+/AAA", and "A-1", that the Class A-3, and A-4 notes be rated at least "Aaa", "AAA", and "AAA", that the Class B Notes be rated at least "Aa2", "AA", and "AA", that the Class C Notes be rated at least "Aa2", "AA", and "AA", and that the Class D Notes be rated at least "Baa2", "BBB", and "BBB" by Moody's Investors Service, Inc., Fitch IBCA, Inc., and Standard and Poors Rating Group, a division of McGraw Hill Companies, Inc., respectively, which ratings shall not have been reduced or withdrawn as evidenced by the Officer's Certificate referred to in
Section 6(b).

     (f) Counsel to the Trustee, Hodgson, Russ, Andrews, Woods & Goodyear shall have delivered a favorable opinion (subject to customary and usual exceptions), dated the Issuance Date, as the case may be, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters and to the Issuer and Copelco and their counsel with respect to, or to the effect that: (i) the due incorporation and valid existence of the Trustee, (ii) the due authorization, execution and delivery by the Trustee of the Indenture, (iii) the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms (subject to customary and usual exceptions) and (iv) the execution, delivery and performance of the Indenture will not conflict with the Trustee's organizational documents.

     (g) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to you, and your special counsel shall have received such other information, certificates and documents as you or they may reasonably request.

     Section 7. REIMBURSEMENT OF EXPENSES. In the event that (x) no closing of the sale of the Offered Notes occurs by the Issuance Date through no fault of the Issuer or Copelco or because the conditions set forth in Section 6 have not been met, or (y) the Underwriters terminate the engagement pursuant to Section 10 or because any conditions precedent in Section 6 have not been fulfilled, then the Issuer and Copelco's liability to the Underwriters shall be limited to the reimbursement of the Underwriters' expenses incurred through the date of termination for its reasonable out-of-pocket and incidental expenses. In addition, whether or not the Offered Notes are issued or sold:

     (a) The Issuer or Copelco shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Underwriters in accordance with the provisions of Section 7(b), including, without limitation, the following fees and expenses:

          (i) Rating Agency fees payable with respect to their ratings of the Notes;

          (ii) fees charged by the firm of independent public accountants referred to in Section 6(d);

          (iii) filing fees in connection with the transactions contemplated hereby, including, but not limited to, the Commission;

          (iv) reasonable fees and expenses of Dewey Ballantine LLP;

          (v) Trustee's fees and fees of counsel to the Trustee;

          (vi) the costs and expenses of printing the Registration Statement and the Final Prospectus and the Preliminary Prospectus;

          (vii) the costs of printing or reproducing this Agreement, the Blue Sky Survey and any other documents in connection with the offer, sale and delivery of the Offered Notes;

          (viii) all expenses in connection with the qualification of the Offered Notes under state securities laws as provided in section 4(a)(vi), including the fees and disbursements of counsel in connection with the Blue Sky Survey;

          (ix) the cost of preparing the Offered Notes;

          (x) the cost or expenses of any transfer agent or registrar; and

          (xi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 7; PROVIDED, HOWEVER, that Copelco does not hereby waive any rights to reimbursement from the Underwriters in the event of any of the Underwriters' failure to perform in accordance with this Agreement.

     (b) It is understood and agreed that, except as provided in Sections 8 and 9, the Underwriters will pay securities transfer taxes on the resale of any of the Offered Notes by them, and any advertising expenses connected with any offers they may make.

     Section 8. INDEMNIFICATION AND CONTRIBUTION.

     (a) The Issuer and Copelco, jointly and severally, will indemnify and hold harmless each Underwriter, the officer's and directors of each Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and will promptly reimburse each such Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Issuer and Copelco shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Final Prospectus or any such amendment or supplement, in reliance upon and in conformity with the Underwriting Information (defined below). The foregoing indemnity agreement is in addition to any liability which each of the Issuer and Copelco may otherwise have to you or any person who controls you.

     (b) Each Underwriter agrees severally, and not jointly, to indemnify and hold harmless the Issuer and Copelco against any losses, claims, damages or liabilities to which the Issuer or Copelco may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Final Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Issuer or Copelco by or on behalf of such Underwriter expressly for use therein and provided that such written information was not based upon Company-Provided Information (as defined herein); and will reimburse the Issuer or Copelco for any legal or other expenses reasonably incurred by the Issuer or Copelco in connection with the investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action as such expenses are incurred. The Issuer and Copelco acknowledge that the statements set forth in the second, fifth and sixth paragraph under the heading "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (the "Underwriting Information"), and each of you confirm that such statements are correct. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to each of the Issuer and Copelco.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (d) Each underwriter agrees, severally and not jointly, agree to deliver to the Issuer or Copelco no later than the date on which the Prospectus is required to be filed pursuant to Rule 424 with a copy of its DERIVED INFORMATION (defined below) for filing with the Commission.

     (e) Each underwriter agrees, severally and not jointly, assuming all COMPANY-PROVIDED INFORMATION (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Issuer and Copelco against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by you, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Your obligations under this Section 8(e) shall be in addition to any liability which you may otherwise have.

     (f) Each of the Issuer and Copelco agrees to indemnify and hold harmless the Underwriters, each of the Underwriters' officers and directors and each person who controls the Underwriters within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the COMPANY-PROVIDED INFORMATION provided by the Issuer or Copelco, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Your obligation under this Section 8(f) shall be in addition to any liability which you may otherwise have.

     The procedures set forth in Section 8(c) shall be equally applicable to Sections 8(e) and 8(f).

     (g) For purposes of this Section 8, the term "Derived Information" means such portion, if any, of the information delivered to the Issuer or Copelco by the Underwriters pursuant to Section 8(d) for filing with the Commission as:

          (i) is not contained in the Final Prospectus without taking into account information incorporated therein by reference;

          (ii) does not constitute Company-Provided Information; and

          (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

     "Company-Provided Information" means any computer tape furnished to the Underwriters by the Company concerning the Leases or any other information furnished by the Company to the Underwriters that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Underwriters in the course of the Underwriters' preparation of its Derived Information or the written information to be included in the Final Prospectus or Preliminary Prospectus by the Underwriters as set forth in Section 8(b) herein.

     The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

     (h) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and Copelco on the one hand and the Underwriters on the other from the offering of the Offered Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer or Copelco on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer or Copelco on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Issuer and Copelco bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or Copelco on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, Copelco and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (h) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (h). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (h) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. Notwithstanding the provisions of this subsection (h), neither of the Underwriters shall be required to contribute any amount in excess of the underwriting discount as set forth on the cover page of the Final Prospectus paid to the respective Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (i) The obligations of the Issuer and Copelco under this Section 8 shall be in addition to any liability which the Issuer or Copelco may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and Copelco and to each person, if any, who controls the Issuer or Copelco within the meaning of the Securities Act.

     Section 9. SURVIVAL. The respective representations, warranties and agreements of the Issuer, Copelco and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Issuer, Copelco or the Underwriters, and such representations, warranties and agreements made by the Issuer and Copelco shall survive the delivery and payment for the Offered Notes. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

     Section 10. TERMINATION.

     (a) This Agreement may be terminated by you in your absolute discretion at any time upon the giving of notice at any time prior to the Issuance Date: (i) if there has been any material adverse change in the condition, financial or otherwise, of Copelco or the Issuer, or in the earnings, business affairs or business prospects of Copelco or the Issuer, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Offered Notes or enforce contracts for the sale of the Offered Notes, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or
(iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Section 7 or 8 hereof.

     (b) This Agreement may not be terminated by the Issuer or Copelco without the written consent of the Underwriters, except in accordance with law.

     (c) Notwithstanding anything herein to the contrary, in the event the Issuer or Copelco does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Underwriters' obligations hereunder may be immediately cancelled by the Underwriters by notice thereof to the Issuer or Copelco. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8 and 9 hereof shall survive any such cancellation.

     Section 11. NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by certified or registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to you, addressed to you, at the addresses first stated in this Agreement, or to such other address as you may designate in writing to the Issuer and Copelco; if to Copelco, addressed to Copelco at One International Boulevard, Mahwah, New Jersey 07430, if to the Issuer, addressed to Copelco at East Gate Center, 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400, or such other address as Copelco or the Issuer may have designated in writing to you.

     Section 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Issuer and Copelco and their successors and assigns and the Underwriters and their respective successors and assigns.

     Section 13. DEFAULT BY ONE OF THE UNDERWRITERS. If one of the Underwriters shall fail on the Closing Date to purchase the Class A Notes, Class B Notes, Class C Notes or Class D Notes, as the case may be, which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriter(s) (the "Non-Defaulting Underwriter(s)") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; if, however, the Non-Defaulting Underwriter(s) shall not have completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter(s).

     No action taken pursuant to this Section 13 shall relieve the defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, any of the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     Section 14. ENTIRE AGREEMENT. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

     Section 15. GOVERNING LAW.

     (a) THIS AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     (b) THE ISSUER AND COPELCO HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U. S. MAILS, POSTAGE PREPAID. THE ISSUER AND COPELCO HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ISSUER OR COPELCO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF EITHER OF THE ISSUER OR COPELCO TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

     (c) THE ISSUER AND COPELCO HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS

AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     Section 17. MISCELLANEOUS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to the Issuer or Copelco, whereupon this Agreement shall become a binding agreement among the Underwriters, on one hand, and the Issuer and Copelco, on the other hand.

                                           Very truly yours,


                                           COPELCO CAPITAL, INC.


                                           By: /s/ NICHOLAS ANTONACCIO
                                               ---------------------------------
                                               Name:  Nicholas Antonaccio
                                               Title: SVP & CFO



                                           COPELCO CAPITAL RECEIVABLES LLC


                                           By: COPELCO MANAGER, INC.,
                                                 as Manager


                                           By: /s/ NICHOLAS ANTONACCIO
                                               ---------------------------------
                                               Name:  Nicholas Antonaccio
                                               Title: SVP & CFO


The foregoing Agreement is
hereby accepted and entered
into as of the date hereof.


FIRST UNION SECURITIES, INC.,
as Representative of the Underwriters


By: /s/ MARK T. ADAMSON
    ------------------------------
    Name:  Mark T. Adamson
    Title: V.P.


                 [Signature Page to the Underwriting Agreement]

                                   SCHEDULE A

The Class A Notes, Class B Notes, Class C Notes and Class D Notes will be purchased by First Union Securities, Inc., Prudential Securities Incorporated, Banc of America Securities LLC and Mellon Financial Markets, LLC in the following amounts:

                                                    Prudential
                              First Union           Securities        Banc of America     Mellon Financial
                           Securities, Inc.        Incorporated       Securities LLC        Markets, LLC         Underwriting
                           Principal Amount      Principal Amount    Principal Amount     Principal Amount         Discount
                           ----------------      ----------------    ----------------     ----------------         --------
Class A-1 Notes ........   $  92,963,035.50      $ 55,777,821.30     $ 27,888,910.65      $  9,296,303.55           0.100%
Class A-2a Notes .......     139,444,553.00          -                     -                    -                   0.100%
Class A-3 Notes ........     127,824,174.00        76,694,504.40       38,347,252.20        12,782,417.40           0.175%
Class A-4 Notes ........     118,527,870.50        71,116,722.30       35,558,361.15        11,852,787.05           0.220%
Class B Notes ..........       9,296,303.50         9,296,303.50           -                    -                   0.250%
Class C Notes ..........       9,296,303.50         9,296,303.50           -                    -                   0.300%
Class D Notes ..........      13,944,455.50        13,944,455.50           -                    -                   0.400%
                            ---------------      ---------------     ---------------      --------------
     Totals ............    $511,296,695.50      $236,126,110.50     $101,794,524.00      $33,931,508.00
                            ===============      ===============     ===============      ==============